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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46058) pertaining to the Gilead Sciences, Inc. 1987 Incentive Stock Option Plan, 1987 Supplemental Stock Option Plan, 1991 Stock Option Plan, Employee Stock Purchase Plan, and 1995 Non-Employee Directors' Stock Option Plan, the Registration Statement (Form S-8 No. 33-62060) pertaining to the Gilead Sciences, Inc. 1991 Stock Option Plan, and the Registration Statement (Form S-8 No. 33-81670) pertaining to the Gilead Sciences, Inc. Employee Stock Purchase Plan, of our report dated January 21, 1999, with respect to the consolidated financial statements of Gilead Sciences, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
March 19, 1999

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